UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 1, 2001
(Date of earliest event reported)

Inland Retail Real Estate Trust, Inc.
(Exact name of registrant as specified in the charter)
Maryland	000-30413	36-4246655
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Items

This filing includes all properties purchased to date which were not previously reported under the Securities Exchange Act of 1934. Further information regarding the following properties may be found in our prospectus dated February 1, 2001 and its supplements thereto.

Chickasaw Trails, Orlando, Florida

On August 1, 2001, we purchased an existing shopping center known as Chickasaw Trails Shopping Center located on approximately 8.7 acres and containing 75,492 gross leasable square feet. The center is located at 2300 S. Chickasaw Trails, in Orlando, Florida.

We purchased Chickasaw Trails from 2140 SCT Corporation, an unaffiliated third party. Our total acquisition cost, including expenses, was approximately $8,575,000. This amount may increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant

Just For Feet, Daytona Beach, Florida

On August 31, 2001, we purchased an existing freestanding retail property known as Just for Feet located on approximately 2.2 acres and containing 22,255 gross leasable square feet, including 5,395 square feet of mezzanine space. The property is located at 1610 West International Speedway, Daytona Beach, Florida.

We purchased Just for Feet from Wilton Partners Daytona, Ltd., an unaffiliated third party. Our total acquisition cost, including expenses, was approximately $3,873,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant.

Skyview Plaza, Orlando, Florida

On September 14, 2001, we purchased an existing shopping center known as Skyview Plaza located on approximately 26 acres and containing 281,247 gross leasable square feet. The center is located at 7801 South Orange Blossom Trail, in Orlando, Florida.

We purchased Skyview Plaza from Ohio Police and Fire Pension, an unaffiliated third party. Our total acquisition cost, including expenses, was approximately $21,500,000. This amount may increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant.

West Oaks Phase II, Ocoee, Florida

On September 14, 2001, we purchased a newly completed shopping center known as West Oaks Phase II Shopping Center, containing 6,000 gross leasable square feet. The center is located at Colonial Drive and Clarke Road, in Ocoee, Florida.

The proposed acquisition of West Oaks Phase II Shopping Center was included with the purchase of an existing shopping center known as West Oaks Towne Center, which we acquired on March 28, 2001. West Oaks Towne Center is located on approximately 8 acres adjacent to West Oaks Phase II and contains 60,528 gross leasable square feet.

We purchased West Oaks Phase II from Oakvest LLC, the same unaffiliated third party seller of West Oaks Towne Center. Our total acquisition cost, including expenses, was approximately $1,538,000. This amount may increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND RETAIL REAL ESTATE TRUST, INC.

By: /s/ Barry L. Lazarus

Name: Barry L. Lazarus

Title: President, Chief Operating Officer, Treasurer, Chief Financial Officer

Date: September 27, 2001